Exhibit 99.1

Contact Investor Relations Phone: (441) 278-0988 Email: investorrelations@endurance.bm

ENDURANCE SPECIALTY HOLDINGS REPORTS RECORD THIRD QUARTER 2006 NET INCOME OF $128.2 MILLION

PEMBROKE, Bermuda – October 25, 2006 – Endurance Specialty Holdings Ltd. (NYSE:ENH), today reported net income of $128.2 million and $1.74 per diluted common share for the third quarter of 2006 versus a net loss of ($377.0) million and ($6.26) per diluted common share in the third quarter of 2005.

For the nine months ended September 30, 2006, net income was $299.3 million and $4.03 per diluted common share versus a net loss of ($170.7) million and ($2.81) per diluted common share for the nine months ended September 30, 2005. Net income for the nine months ended September 30, 2006 and 2005 included favorable prior year loss reserve development of $31.0 million and $97.6 million, respectively.

Operating highlights for the quarter ended September 30, 2006 are as follows:

•	Total premiums written of $482.8 million, including gross premiums written of $476.2 million and deposit premiums of $6.6 million, increased 19.0% over the same period in 2005. Excluding 2005 reinstatement premiums of $34.5 million related to Hurricanes Katrina and Rita, total premiums written increased 30.0%;

•	Total ceded premiums of $90.8 million included $38.5 million related to the collateralized catastrophe reinsurance agreement entered into with Shackleton Re Ltd. during the quarter that provides protection for 18-24 months;

•	Operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, was $137.2 million and $1.87 per diluted common share;

•	Annualized operating return on average common equity was 29.2%;

•	Net investment income increased 29.7% to $63.6 million over the same period in 2005; and the

•	Combined ratio, excluding 2.5 percentage points of favorable prior year loss reserve development, was 80.6%.

Operating highlights for the nine months ended September 30, 2006 are as follows:

•	Total premiums written of $1,650.7 million, including gross premiums written of $1,498.8 million and deposit premiums of $151.9 million, increased 3.3% over the same period in 2005. Excluding 2005 reinstatement premiums of $34.5 million related to Hurricanes Katrina and Rita, total premiums written increased 5.6%;

•	Operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, was $307.3 million and $4.14 per diluted common share;

•	Annualized operating return on average common equity was 22.0%;

•	Net investment income increased 45.4% to $185.4 million over the nine months ended September 30, 2005; and the

•	Combined ratio, excluding 2.5 percentage points of favorable prior year loss reserve development, was 89.2%.

Kenneth J. LeStrange, Chairman and Chief Executive Officer, commented, ‘‘I am extremely pleased with the record level of earnings that Endurance achieved this quarter. Our results benefited from strong pricing and lower than expected losses in our catastrophe exposed businesses. We continue to see significant opportunities and believe our portfolio has the potential to continue generating attractive returns for Endurance.’’

The year-over-year increase in total premiums written by Endurance in the third quarter of 2006 was driven by strong pricing in our catastrophe exposed insurance and reinsurance segments, the continued development of our U.S. insurance operations and favorable renewals, resulting in growth in our Property Per Risk Treaty Reinsurance, Property Individual Risk and Casualty Individual Risk Segments.

The increase in total ceded premiums for the quarter resulted primarily from $38.5 million of reinsurance premiums ceded to Shackleton Re Ltd. under multi-year, collateralized catastrophe reinsurance agreements entered into in the third quarter of 2006. In addition, Endurance also purchased other retrocessional reinsurance coverages during the quarter at various retention levels. These reinsurance contracts increased the difference between the Company’s gross and net written premiums in the third quarter of 2006 and will reduce the Company’s net premiums earned over the next 12-24 months.

Endurance’s combined ratio was 78.1% in the third quarter of 2006 versus 204.4% for the third quarter of 2005, which included 115.5 percentage points related to Hurricanes Katrina and Rita. The current quarter combined ratio was impacted by $10.0 million of prior year loss reserve reductions driven by favorable loss experience in the Casualty Individual Risk and Casualty Treaty Reinsurance segments. In comparison, in the third quarter of 2005, Endurance recorded $23.9 million of prior year loss reserve reductions resulting from favorable claims development primarily related to the 2004 accident year.

Endurance’s 29.7% increase in net investment income in the third quarter of 2006 was due to a combination of higher portfolio yields and growth in the Company's invested assets.

At September 30, 2006, Endurance’s GAAP shareholders’ equity was $2.1 billion or $26.52 per diluted common share versus $1.9 billion or $23.17 per diluted common share at December 31, 2005. At quarter end, total capitalization was $2.6 billion compared to $2.3 billion at December 31, 2005.

Endurance’s total assets were $7.1 billion and cash and invested assets were $5.4 billion, an increase of 11.4% and 9.1%, respectively, from December 31, 2005. Net operating cash flow was $165.4 million for the quarter versus $262.7 million for the quarter ended September 30, 2005.

Endurance will host a conference call on Thursday, October 26, 2006 at 8:30 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (800) 819-9193 (toll-free) or (913) 981-4911 (international). Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through November 9, 2006 by dialing (888) 203-1112 (toll-free) or (719) 457-0820 (international) and entering the pass code: 9555040.

The public may access a live broadcast of the conference call at the ‘‘Investors’’ section of Endurance’s website, www.endurance.bm.

A copy of Endurance’s financial supplement for the third quarter of 2006 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.

Operating income, operating return on average common equity, operating income per dilutive common share and total premiums written, including gross premiums written and deposit premiums, are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes property per risk treaty reinsurance, property catastrophe reinsurance, casualty treaty reinsurance, property individual risks, casualty individual risks, and other specialty lines. Endurance’s operating subsidiaries have been assigned a group rating of A− (Excellent) from A.M. Best, A2 by Moody’s and A− from Standard & Poor’s. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words ‘‘expect,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘believe,’’ ‘‘project,’’ ‘‘anticipate,’’ ‘‘seek,’’ ‘‘will,’’ and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, competition, possible terrorism or the outbreak of war, the frequency or severity of unpredictable catastrophic events, changes in demand for insurance or reinsurance, rating agency actions, uncertainties in our reserving process, a change in our tax status, acceptance of our products, the availability of reinsurance or retrocessional coverage, retention of key personnel, political conditions, the impact of current regulatory investigations, changes in accounting policies, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2005.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED BALANCE SHEETS

(in thousands of United States dollars, except share and per share amounts)

	September 30, 2006	December 31, 2005
Assets
Cash and cash equivalents	$ 527,990	$ 468,015
Fixed maturity investments available for sale, at fair value	4,652,163	4,323,339
Investments in other ventures, under equity method	223,536	161,883
Premiums receivable, net	769,462	575,109
Deferred acquisition costs	196,794	166,720
Securities lending collateral	349,630	408,663
Prepaid reinsurance premiums	108,251	27,132
Losses recoverable	37,447	17,248
Accrued investment income	37,007	33,734
Intangible assets	70,255	65,633
Deferred tax assets	65,738	69,360
Other assets	37,201	35,699
Total Assets	$ 7,075,474	$ 6,352,535
Liabilities
Reserve for losses and loss expenses	$ 2,769,418	$ 2,603,590
Reserve for unearned premiums	997,478	803,629
Net deposit liabilities	173,992	92,523
Securities lending payable	349,630	408,663
Reinsurance balances payable	147,218	85,281
Debt	447,151	447,092
Other liabilities	73,413	39,214
Total Liabilities	4,958,300	4,479,992
Shareholders’ Equity
Preferred shares
Series A, non-cumulative – 8,000 issued and outstanding (2005 – 8,000)	8,000	8,000
Common shares
66,196 issued and outstanding (2005 – 66,139)	66,196	66,139
Additional paid-in capital	1,452,438	1,453,722
Accumulated other comprehensive loss	(11,123)	(19,672)
Retained earnings	601,663	364,354
Total Shareholders' Equity	2,117,174	1,872,543
Total Liabilities and Shareholders' Equity	$ 7,075,474	$ 6,352,535
Book Value per Common Share
Dilutive common shares outstanding	72,284,565	72,173,426
Diluted book value per common share[a]	$ 26.52	$ 23.17

Note: All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2005, which was derived from Endurance’s audited financial statements.

[a] Excludes the $200 million liquidation value of the preferred shares.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands of United States dollars, except share and per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Revenues
Gross premiums written	$ 476,213	$ 370,565	$ 1,498,847	$ 1,476,245
Net premiums written	385,422	348,644	1,337,109	1,442,412
Change in unearned premiums	22,553	92,522	(102,250)	(125,727)
Net premiums earned	407,975	441,166	1,234,859	1,316,685
Other underwriting (loss) income	(1,837)	1,386	(328)	2,675
Net investment income	63,581	49,034	185,416	127,478
Net realized losses on sales of investments	(6,375)	(1,073)	(18,434)	(4,934)
Total revenues	463,344	490,513	1,401,513	1,441,904
Expenses
Losses and loss expenses	188,033	784,608	696,210	1,264,583
Acquisition expenses	78,460	75,095	228,989	251,204
General and administrative expenses	51,932	42,196	145,807	116,174
Amortization of intangibles	1,158	1,158	3,474	3,536
Net foreign exchange losses (gains)	3,633	(1,809)	(11,250)	2,354
Interest expense	7,528	5,806	22,513	16,889
Total expenses	330,744	907,054	1,085,743	1,654,740
Income (loss) before income taxes	132,600	(416,541)	315,770	(212,836)
Income tax (expense) benefit	(4,370)	39,552	(16,454)	42,123
Net income (loss)	128,230	(376,989)	299,316	(170,713)
Preferred dividends	(3,875)	—	(11,625)	—
Net income (loss) available to common shareholders	$ 124,355	$ (376,989)	$ 287,691	$ (170,713)
Per share data
Weighted average number of common and common equivalent shares outstanding:
Basic	66,338,596	60,210,380	66,393,406	60,707,206
Diluted	71,487,103	60,210,380	71,427,613	60,707,206
Basic earnings (loss) per common share	$ 1.87	$ (6.26)	$ 4.33	$ (2.81)
Diluted earnings (loss) per common share	$ 1.74	$ (6.26)	$ 4.03	$ (2.81)

Note: All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2005, which was derived from the Company’s audited financial statements.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	Quarter Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Loss ratio	46.1%	177.8%	56.4%	96.0%
Acquisition expense ratio	19.3%	17.0%	18.5%	19.1%
General and administrative expense ratio	12.7%	9.6%	11.8%	8.8%
Combined ratio	78.1%	204.4%	86.7%	123.9%

Effect of Prior Year Net Loss Reserve Development

	Quarter Ended		Nine Months Ended
Favorable/(Unfavorable)	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Loss ratio	2.5%	5.4%	2.5%	7.4%

Net of Prior Year Net Loss Reserve Development

	Quarter Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Loss ratio	48.6%	183.2%	58.9%	103.4%
Acquisition expense ratio	19.3%	17.0%	18.5%	19.1%
General and administrative expense ratio	12.7%	9.6%	11.8%	8.8%
Combined ratio, excluding prior year net loss reserve development	80.6%	209.8%	89.2%	131.3%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, excluding prior year net loss reserve development should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATION

TOTAL PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

The following is a reconciliation of Endurance's total premiums written including gross premiums written and deposit premiums (a non-GAAP measure) to gross premiums written for the quarter and nine months ended September 30, 2006 and 2005:

	Quarter Ended September 30, 2006			Quarter Ended September 30, 2005
	Gross Premiums Written	Deposit Premiums	Total Premiums Written	Gross Premiums Written	Deposit Premiums	Total Premiums Written
Property Per Risk Treaty Reinsurance	$125,224	$ (989)	$124,235	$64,844	$ 5,758	$ 70,602
Property Catastrophe Reinsurance	38,886	(955)	37,931	43,401	10,635	54,036
Casualty Treaty Reinsurance	90,315	8,072	98,387	89,646	11,500	101,146
Property Individual Risk	47,860	—	47,860	27,736	—	27,736
Casualty Individual Risk	108,921	—	108,921	83,247	—	83,247
Aerospace and Other Specialty Lines	65,007	501	65,508	61,691	7,386	69,077
Total	$476,213	$6,629	$482,842	$370,565	$35,279	$405,844

	Nine Months Ended September 30, 2006			Nine Months Ended September 30, 2005
	Gross Premiums Written	Deposit Premiums	Total Premiums Written	Gross Premiums Written	Deposit Premiums	Total Premiums Written
Property Per Risk Treaty Reinsurance	$ 268,826	$ 27,887	$ 296,713	$ 299,257	$ 41,976	$ 341,233
Property Catastrophe Reinsurance	240,216	(955)	239,261	221,665	10,635	232,300
Casualty Treaty Reinsurance	273,898	109,384	383,282	325,857	58,582	384,439
Property Individual Risk	129,024	—	129,024	87,042	—	87,042
Casualty Individual Risk	267,137	—	267,137	236,016	—	236,016
Aerospace and Other Specialty Lines	319,746	15,574	335,320	306,408	10,942	317,350
Total	$1,498,847	$151,890	$1,650,737	$1,476,245	$122,135	$1,598,380

Total premiums written including gross premiums written and deposit premiums is a non-GAAP internal performance measure used by Endurance in the management of its operations. Total premiums written represents gross premiums written and deposit premiums, which are premiums on contracts that are deemed as either transferring only significant timing risk or transferring only significant underwriting risk and thus are required to be accounted for under GAAP as deposits. Endurance believes these amounts are significant to its business and underwriting process and excluding them distorts the analysis of its premium trends. In addition to presenting gross premiums written determined in accordance with GAAP, Endurance believes that total premiums written enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. Total premiums written should not be viewed as a substitute for gross premiums written determined in accordance with GAAP.

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATION

OPERATING INCOME (LOSS) AND OPERATING INCOME (LOSS) PER DILUTIVE COMMON SHARE

(in thousands of United States dollars, except share and per share amounts)

The following is a reconciliation of Endurance's net income (loss) and net income (loss) per diluted common share to operating income (loss), operating income (loss) per diluted common share and annualized operating return on average common equity (all non-GAAP measures) for the quarter and nine months ended September 30, 2006 and 2005:

	Quarter Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Net income (loss)	$ 128,230	$ (376,989)	$ 299,316	$ (170,713)
Add (Less) after-tax items:
Net foreign exchange losses (gains)	2,918	(1,480)	(8,183)	3,012
Net realized losses on investments	6,080	670	16,211	4,361
Operating income (loss) before preferred dividends	$ 137,228	$ (377,799)	$ 307,344	$ (163,340)
Preferred dividends	(3,875)	—	(11,625)	—
Operating income (loss) available to common shareholders	$ 133,353	$ (377,799)	$ 295,719	$ (163,340)
Weighted average dilutive common shares	71,487,103	60,210,380	71,427,613	60,707,206
Diluted per common share data
Net Income (loss)	$ 128,230	$ (376,989)	$ 299,316	$ (170,713)
Preferred dividends	(3,875)	—	(11,625)	—
Net income (loss) available to common shareholders	$124,355	$ (376,989)	$ 287,691	$ (170,713)
Add (Less) after-tax items:
Net foreign exchange losses (gains)	2,918	(1,480)	(8,183)	3,012
Net realized losses on investments	6,080	670	16,211	4,361
Operating income (loss) available to common shareholders	$ 133,353	$ (377,799)	$ 295,719	$ (163,340)
Average common equity [a]	$ 1,826,855	$ 1,772,610	$ 1,794,859	$ 1,710,275
Operating return on average common equity	7.3%	(21.3%)	16.5%	(9.6%)
Annualized operating return on average common equity	29.2%	(85.3%)	22.0%	(12.7%)

[a] Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $200 million liquidation value of the preferred shares.

Operating income (loss) and operating income (loss) per diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income (loss) per diluted common share represents operating income (loss) divided by weighted average dilutive common shares. Operating income (loss) represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income (loss) and net income (loss) per dilutive common share determined in accordance with GAAP, Endurance believes that showing operating income (loss) and operating income (loss) per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to how management analyzes Endurance’s underlying business performance. Operating income (loss) and operating income (loss) per dilutive common share should not be viewed as substitutes for GAAP net income (loss) and net income (loss) per dilutive common share, respectively.

Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

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